    As filed with the Securities and Exchange Commission on January 16, 1998

                                                   REGISTRATION NO. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                         COMPREHENSIVE CARE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

        DELAWARE                                         95-2594724
(State of Incorporation)                    (I.R.S. Employer Identification No.)

1111 BAYSIDE DRIVE, SUITE 100, CORONA DEL MAR, CA             92625
    (Address of Principal Executive Offices)                (Zip Code)

                                   ----------

                         COMPREHENSIVE CARE CORPORATION
                               1995 INCENTIVE PLAN
                            (Full Title of the Plan)

                                   ----------

                      CHRISS W. STREET, CHAIRMAN, PRESIDENT,
              CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER
                         COMPREHENSIVE CARE CORPORATION
        1111 BAYSIDE DRIVE, SUITE 100, CORONA DEL MAR, CALIFORNIA 92625
                     (Name and Address of Agent For Service)

                                   ----------

                                 (813) 876-5036
          (Telephone Number, Including Area Code, of Agent For Service)

                                   ----------

                  Please send copies of all communications to:
                            CHARLES P. AXELROD, ESQ.
                             WILLIE E. DENNIS, ESQ.
                           CAMHY KARLINSKY & STEIN LLP
                  1740 BROADWAY, NEW YORK, NEW YORK 10019-4315
                                 (212) 977-6600

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                          Proposed Maximum           Proposed Maximum
  Title of Securities            Amount to be              Offering Price           Aggregate Offering             Amount of
    to be Registered            Registered (1)             Per Share (2)                Price (2)               Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
     Common Stock,
     $.01 par value             150,000 shares                 $8.31                    $1,246,500                    $370
=================================================================================================================================

(1) On November 8, 1996, the Company filed a Registration Statement on Form S-8 (the "1996 S-8 Registration Statement") registering (i) an aggregate of 1,435,000 shares of common stock, $.01 par value ("Common Stock") relating to Comprehensive Care Corporation's 1988 Incentive Stock Option Plan (the "1988 ISO Plan"), 1988 Nonstatutory Stock Option Plan (the "1988 NSO Plan") the 1995 Amended and Restated Non-Employee Directors Stock Option Plan (the "Directors Plan") and (ii) pursuant to Rule 416, an additional indeterminate number of shares of Common Stock and other securities that may become issuable in connection with the anti-dilution provisions of the 1988 ISO Plan, the 1988 NSO Plan, the 1995 Incentive Plan and the Directors Plan and miscellaneous written compensation agreements providing for the grant of stock options to employees. At the time of the filing of the 1996 Registration Statement all applicable filing fees were paid by the Company. On December 8, 1997, the shareholders of the Company approved an amendment to the Company's 1995 Incentive Plan increasing the number of shares of Common Stock issuable thereunder from 450,000 to 600,000. This Registration Statement is being filed pursuant to the Paragraph E of the General Instructions of Form S-8 for the purposes of registering such additional number of shares of Common Stock issuable under the 1995 Incentive Plan.

(2) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the average of the high and low prices of the shares of the Common Stock as reported by the New York Stock Exchange on January 13, 1998.

                                     PART II

        Pursuant to the General Instructions E to Form S-8, the contents of Comprehensive Care Corporation's (the "Registrant" or the "Company") earlier Registration Statement on Form S-8, File No. 333-15929, are incorporated by reference.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         ------------------------------------------------

        The following documents, heretofore filed by the Company with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), are hereby incorporated by reference:

        (a) the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997;

        (b) the Company's Proxy Statement, dated October 17, 1997, relating to the Annual Meeting of Shareholders held on December 8, 1997;

        (c) the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1997;

        (d) the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1997; and

        (e)     Current Report on Form 8-K filed August 26, 1997;

        (f)     Current Report on Form 8-K filed September 12, 1997;

        (g)     Current Report on Form 8-K filed October 3, 1997;

        (h)     Current Report on Form 8-K filed December 9, 1997;

        (i)     Current Report on Form 8-K filed January 9, 1998; and

        (j) all other reports filed by the Company pursuant to 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other

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

subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  EXHIBITS.
         ---------

        The following is a complete list of exhibits filed as a part of this Registration Statement:

     Exhibit No.        Document
     -----------        --------
         5.1            Opinion of Camhy Karlinsky & Stein LLP regarding the legality of shares of Common Stock being registered

        23.1            Consent of Ernst & Young LLP

        23.2            Consent of Camhy Karlinsky & Stein LLP (included in Exhibit 5.1)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona del Mar, State of California, on January 16, 1998.

                                            COMPREHENSIVE CARE CORPORATION

                                            By: /s/ CHRISS W. STREET
                                               ---------------------------------
                                               Chriss W. Street
                                               Chairman of the Board, President,
                                               Chief Executive Officer and Chief
                                               Operating Officer


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Chriss W. Street his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                             Date
---------                                   -----                             ----

/s/ CHRISS W. STREET
----------------------------    Chairman of the Board, President,       January 16, 1998
Chriss W. Street                Chief Executive Officer and
                                Chief Operating Officer

/s/ CAROL R. POLLACK
----------------------------    Interim Chief Financial Officer         January 16, 1998
Carol R. Pollack


/s/ J. MARVIN FEIGENBAUM
----------------------------    Director and Vice-Chairman              January 16, 1998
J. Marvin Feigenbaum


/s/ WILLIAM H. BOUCHER
----------------------------    Director                                January 16, 1998
William H. Boucher


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

Signature                                   Title                             Date
---------                                   -----                             ----

/s/ A. RICHARD PANTULIANO
----------------------------    Director                                January 16, 1998
A. Richard Pantuliano


/s/ JOHN A. MCCARTHY, JR.
----------------------------    Director                                January 16, 1998
John A. McCarthy, Jr.


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